DEAN HELLER Secretary of State RENEE L. PARKER Chief Deputy Secretary of State PAMELA RUCKEL Deputy Secretary for Southern Nevada	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	CHARLES E. MOORE Securities Administrator SCOUT W. ANDERSON Deputy Secretary for Commercial Recordings ELLICKHSU Deputy Secretary for Elections

Certified Copy

January 19, 2006

Job Number:	C20060110-1974
Reference Number:	20060014287-80
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20060014287-80	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

/s/ Dean Heller
DEAN HELLER Secretary of State

By
Certification Clerk

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

DEAN HELLER Secretary of State RENEE L. PARKER Chief Deputy Secretary of State PAMELA RUCKEL Deputy Secretary for Southern Nevada	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	CHARLES E. MOORE Securities Administrator SCOUT W. ANDERSON Deputy Secretary for Commercial Recordings ELLICKHSU Deputy Secretary for Elections

Filing Acknowledgement

January 9, 2006

Job Number	Corporation Number
C20060110-1974	E0028502006-2

Filing Description	Document Filing Number	Date/Time of Filing
Articles of Incorporation	20060014287-80	January 9, 2006 08:08:11 AM

Corporation Name	Resident Agent
CORONADO CORP.	THE NEVADA COMPANY

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

/s/ Dean Heller
DEAN HELLER
Secretary of State

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138